UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

__________________

April 4, 2006

Pop N Go, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49821	95-4603172
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12429 East Putnam Street, Whittier, California 90602	90602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(562) 945-9351

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On April 4, 2006, Pop N Go, Inc., a Delaware company (the “Company”), entered into an Agreement to Purchase Stock (the “Stock Purchase Agreement”), with Microwave Roasters, Inc., an Alabama company (“MRI”), whereby the Company acquired fifty-one percent (51%) of MRI’s common stock for five hundred eighty thousand dollars ($580,000) in cash and notes and two million (2,000,000) shares of the Company’s restricted common stock.  A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1.  In connection with the foregoing transaction, the Company, MRI and certain shareholders of MRI executed a Shareholders Agreement dated April 5, 2006, attached hereto as Exhibit 10.2.  On May 22, 2006, the Company and MRI entered into an Amendment to the Stock Purchase Agreement (the “Amendment”) whereby the closing date of the transactions contemplated under the Stock Purchase Agreement was changed to June 1, 2006.  A copy of the Amendment is attached hereto as Exhibit 10.3.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) The audited financial statements of MRI will be filed by amendment to this Current Report on Form 8-K (the “Current Report”) by no later than seventy-one (71) calendar days after the date this Current Report is filed with the United States Securities and Exchange Commission (the “SEC”).

(b) The pro forma financials of the Company, which will reflect the purchase of MRI’s common stock, will be filed by amendment to this Current Report no later than seventy-one (71) calendar days after the date this Current Report is filed with the SEC.

(c) Exhibits.

Exhibit	Description	Location
10.1	Agreement to Purchase Stock, dated as of April 4, 2006, by and between Pop N Go, Inc. and Microwave Roasters, Inc. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1.	Provided herewith
10.2	Stockholders Agreement, dated as of April 5, 2006, by and among Pop N Go, Inc., Microwave Roasters, Inc., and certain signatories thereto.	Provided herewith
10.3	Amendment to Agreement to Purchase Stock, dated as of May 22, 2006.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8 , 2005	POP N GO, INC.

By: /s/ Mel Wyman _
Name: Mel Wyman
Title: Chief Executive Officer